Exhibit 99.1

A. SCHULMAN, INC.

EXECUTIVES AND DIRECTORS STOCK OWNERSHIP GUIDELINES

COMPLIANCE PROGRAM

ARTICLE I

PURPOSE

The purposes of the A. Schulman, Inc. Executives and Directors Stock Ownership Guidelines Compliance Program (the “Program”) are to provide executive-level employees (each, an “Executive”) of A. Schulman, Inc. (the “Company”) and its affiliates and directors of the Company (each a “Director”) with a convenient method to acquire the Company’s common stock, par value $1.00 per share (the “Shares”), at Fair Market Value (as defined below) and an additional mechanism to comply with the Company’s stock ownership guidelines.

ARTICLE II

PARTICIPATION

2.1	Participation. An Executive or Director may become a “Participant” in this Program by completing and returning an election form in the form attached as Exhibit A (for Executives) or Exhibit B (for Directors) to the Program Administrator described in Article IV. The election form shall relate to each 12 month period ending August 31 for Executives and December 31 for Directors (each, a “Program Year”).

2.2	Election Amount. On the Election Form, the Participant will direct the Company or an affiliate, as applicable, to withhold, as applicable, a percentage of the after-tax annual incentive compensation award payable to the Executive or a percentage of each quarterly cash retainer payable to the Director with respect to such Program Year (the “Election Amount”) and have the Program Administrator convert the Election Amount into Shares as described in Article III.

2.3	Timing of Election. An Election Form may be completed during any open window during the Program Year in which the annual incentive compensation or cash retainer, as the case may be, to which the election relates will be paid. Once completed, the Election Form may be amended or revoked only with the consent of the Company and in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

2.4	Effect of Termination. If an Executive terminates employment with the Company or an affiliate, or a Director resigns or otherwise is no longer a Director of the Company prior to the date on which the annual incentive compensation award or the date on which any quarterly cash retainer for the Program Year is paid, all elections made under this Program will terminate immediately and no Shares will be purchased for any annual incentive compensation award or cash retainer, as the case may be, paid following the date of termination.

ARTICLE III

PURCHASE OF SHARES

3.1	Purchase of Shares. On the date on which annual incentive compensation awards are paid for the Program Year or each date on which quarterly cash retainers are paid for the Program Year (each, a “Purchase Date”), the Program Administrator will deliver a number of Shares on behalf of each Participant determined by dividing the Participant’s Election Amount by the Fair Market Value of a Share on the Purchase Date and crediting the resulting number of whole and fractional Shares to the Participant’s Account (as defined below). For purposes of this Program, the “Fair Market Value” of a Share shall be the reported closing price of a Share on the relevant date.

3.2	Source of Shares. Shares deliverable pursuant to this Program may consist of treasury Shares, authorized but unissued Shares not reserved for any other purpose, or Shares purchased by the Program Administrator or an authorized agent in a private transaction or on the open market.

3.3	Delivery of Shares. The Program Administrator will establish an account (the “Account”) on behalf of each Participant in the Program and credit Shares delivered under the Program to the Account until issued to the Participant or transferred as directed by the Participant.

3.4	Expenses. The Company does not anticipate that any brokerage, service or other fees will be incurred as a result of the purchase, issuance or transfer of the Shares acquired under this Program. However, to the extent that such fees are incurred, the Company may elect to require that Participants be responsible for their payment and Participants will be responsible for the payment beginning with the first Program Year after the Company notifies the Participants of this election.

3.5	Rights. Participants will be entitled to payment of any dividends or distributions paid, and exercise all voting and other rights, with respect to Shares held in the Participant’s Account. Participants may elect to receive dividends in cash or direct the Program Administrator to use dividends to acquire additional Shares based on the Fair Market Value of a Share on the date of acquisition. An election to have dividends paid with respect to Shares during any Program Year used to acquire additional Shares must be made on an Election Form in accordance with Section 2.3.

ARTICLE IV

ADMINISTRATION

The Company is responsible for administering the Program and shall have all powers appropriate and necessary to that purpose, including the selection of a person or entity to administer the Program (the “Program Administrator”). The Company has the final power to determine all questions of policy and expediency that may arise in the administration of the Program. The Company may delegate its administrative authority to the Program Administrator. In carrying out its duties, the Company or the Program Administrator may correct any defect, supply any

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omission, or reconcile any inconsistency in the Program or in any agreement entered into hereunder. The determination of the Company or the Program Administrator as to any disputed question arising under the Program, including questions of construction and interpretation, shall be final, binding, non-appealable and conclusive upon all Participants.

ARTICLE V

AMENDMENT AND TERMINATION

The Company may amend, suspend or terminate the Program any time without the consent of any Participant. Upon the termination of the Program, the Company may elect to terminate any election with respect to annual incentive compensation awards or cash retainers that have not yet been paid or Shares that have not been purchased at the time of termination and instead pay the Election Amount in cash. Upon the amendment, suspension or termination of the Program, the Company may require that Participants assume responsibility for the payment of any fees or other charges required by the Program Administrator in connection with their Accounts.

ARTICLE VI

MISCELLANEOUS

6.1	Non-Transferability. Rights to purchase Shares granted under the Program may not be pledged, assigned or transferred by a Participant. Once delivered, Shares held in a Participant’s Account may be held only in the name of that Participant and may not be held in joint tenancy or otherwise. Such Shares may be transferred by the Participant, subject to compliance with the Company’s Global Insider Trading Policy.

6.2	No Right to Service. Neither the adoption of the Program nor the ability of any Participant to acquire Shares hereunder shall confer upon the Participant any right to continued service with the Company or any affiliate or interfere with the right of the Company or any affiliate to terminate the employment or other service of the Participant, with or without cause, which right is expressly reserved.

6.3	No Mandate of or Limitation on Compensation. Nothing in the Program is to be construed to mandate or limit the right of the Company or any affiliate to establish other plans or to pay compensation to Participants, in cash or property, in a manner not expressly authorized under the Program.

6.4	Compliance with Securities Laws. No Shares shall be purchased or delivered pursuant to the Program unless the purchase and/or delivery of such Shares complies with all applicable provisions of law, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under each, and the requirements of any stock exchange or quotation system on which the Shares are listed or quoted. The Company shall cause such legends to be placed on certificates evidencing Shares issued under the Program, as may be required by federal and applicable state securities laws.

6.5	Status. This Program is not intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

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6.6	Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws principles.

6.7	Headings. Headings and subheadings in this document are inserted for convenience of reference only. They constitute no part of this Program.

6.8	No Withholding of Taxes. Shares delivered under this Program are acquired by the Company on behalf of Participants on an after-tax basis and not on a pre-tax basis or through deferral. The Election Amount for Executives is the percentage of the annual incentive compensation elected to be converted into Shares, after applicable withholdings. Directors are solely responsible for paying any taxes due on their quarterly cash retainers, whether or not converted into and delivered in the form of Shares. Neither the Company nor any affiliate, as applicable, shall withhold any taxes from the value of any Shares delivered under this Program.

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A. SCHULMAN, INC.

EXECUTIVES AND DIRECTORS STOCK OWNERSHIP GUIDELINES

COMPLIANCE PROGRAM

ELECTION FORM FOR EXECUTIVES

(PROGRAM YEAR ENDED AUGUST 31, 2011)

By completing this Election Form for Executives (this “Election Form”), I elect to have the after-tax portion of my annual incentive compensation payable with respect to the period ended August 31, 2011 (“FY 2011 Bonus”) delivered in the form of Shares as described in the A. Schulman, Inc. Executives and Directors Stock Ownership Guidelines Compliance Program (the “Program”). My election shall remain in effect until changed or revoked. Any capitalized terms not otherwise defined in this Election Form will have the meanings given to them in the Program.

1.	Information

Participant Name	Date of Birth

Address

2.	Elections

Subject to the terms of this Election Form and the Program:

a.	Election Amount

I hereby direct that, in lieu of receiving this amount in cash, the following percentage of my after-tax FY 2011 Bonus be delivered in the form of Shares:     %.

b.	Dividends

Until changed or revoked as described in the Program, I hereby elect to have any dividends payable with respect to Shares in my Account:

        Be paid to me in cash

        Be used to acquire additional Shares

3.	Acknowledgements

By signing below, I understand that:

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•

The percentage of my FY 2011 Bonus I elect to have delivered in the form of Shares is less any taxes required to be withheld by the Company or an affiliate and no Shares are being acquired on a pre-tax basis or through deferral.

•	The number of Shares delivered to me with respect to my FY 2011 Bonus will be determined by dividing the dollar value of Election Amount by the Fair Market Value of a Share on the Purchase Date.

•	Shares delivered will be credited to an Account established by the Program Administrator on my behalf.

•	I will be entitled to all dividends and distributions payable, and exercise voting rights, with respect to Shares held in my Account.

•

If I elect to have dividends payable with respect to Shares held in my Account used to acquire additional Shares, the number of Shares I will acquire will be determined by dividing the amount of dividends by the Fair Market Value of a Share on the date of acquisition.

*****

Return this signed and completed Election Form to:

A. Schulman, Inc.

Attention: Rand Torgler

3550 West Market Street

Akron, Ohio 44333

Date	Signature

Name (please print)

A-2

A. SCHULMAN, INC.

EXECUTIVES AND DIRECTORS STOCK OWNERSHIP GUIDELINES

COMPLIANCE PROGRAM

ELECTION FORM FOR DIRECTORS

(FISCAL YEAR ENDED AUGUST 31, 20    )

By completing this Election Form (this “Election Form”), I elect to have a portion of my each quarterly cash retainer payable with respect to the period ending December 31, 20    (“CY 20    Retainer”) delivered in the form of Shares as described in the A. Schulman, Inc. Executives and Directors Stock Ownership Guidelines Program (the “Program”). My election shall remain in effect until changed or revoked. Any capitalized terms not otherwise defined in this Election Form will have the meanings given to them in the Program.

1.	Information

Participant Name	Date of Birth

Address

2.	Elections

Subject to the terms of this Election Form and the Program:

a.	Election Amount

I hereby direct that, in lieu of receiving this amount in cash, the following percentage of each quarterly CY 20    Retainer be delivered in the form of Shares:     %.

b.	Dividends

Until changed or revoked as described in the Program, I hereby elect to have any dividends payable with respect to Shares in my Account:

        Be paid to me in cash

        Be used to acquire additional Shares

3.	Acknowledgements

By signing below, I understand that:

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•	The number of Shares delivered to me will be determined by dividing the dollar value of Election Amount by the Fair Market Value of a Share on the Purchase Date.

•	Shares delivered will be credited to an Account established by the Program Administrator on my behalf.

•	I will be entitled to all dividends and distributions payable, and exercise voting rights, with respect to Shares held in my Account.

•

If I elect to have dividends payable with respect to Shares held in my Account used to acquire additional Shares, the number of Shares I will acquire will be determined by dividing the amount of dividends by the Fair Market Value of a Share on the date of acquisition.

•	Shares are delivered under the Program on an after-tax basis and I am solely responsible for paying any taxes due on percentage of my CY 20 Retainer that is delivered in the form of Shares.

*****

Return this signed and completed Election Form to:

A. Schulman, Inc.

Attention: Rand Torgler

3550 West Market Street

Akron, Ohio 44333

Date	Signature

Name (please print)

B-2